UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 22, 2008

Commission File Number 000-03718

PARK CITY GROUP, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	37-1454128
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3160 Pinebrook Road; Park City, Utah 84098
(Address of principal executive offices)

(435) 645-2000
(Registrant's telephone number)

-------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement;

Park City Group, Inc. (“PCG”) has secured a $3.0 million line of credit facility with US Bank as part of the previously announced acquisition of Prescient Applied Intelligence.  It is a revolving line of credit bearing interest at the rate of 7.26% per annum and is secured by PCG’s accounts receivable, a guarantee by PCG’s president, Randall K. Fields and a pledge of certain deposit accounts owned or controlled by Mr. Fields.  The purchase transaction and the merger transaction are described in a Form 8-K filed by the Registrant on September 3, 2008 and a Schedule 13D filed by the Registrant on September 15, 2008.

Copies of the Revolving Credit Agreement, Promissory Note and Security Agreement are attached.

Item 9.01  Financial Statement and Exhibits

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits

Exhibits	Description
10.1	Revolving Credit Agreement
10.2	Promissory Note
10.3	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 2, 2008                        PARK CITY GROUP, INC.

                                       By: /s/ John Merrill
                                              CFO